Exhibit 99.1

The New Home Company Enters Into a Definitive Agreement to Be Acquired by Funds Managed

by Affiliates of Apollo Global Management

Purchase Price of $9.00 per Share in All-Cash Transaction Valued at $173 Million in Equity Value

Transaction to Provide Flexibility and Capital to Accelerate Growth

Scottsdale, AZ and New York, NY, July 23, 2021. The New Home Company (NYSE: NWHM) (“NWHM” or “the Company”) and funds (the “Apollo Funds”) managed by affiliates of Apollo Global Management, Inc. (NYSE: APO) (together with its consolidated subsidiaries “Apollo”) today announced that they have entered into a definitive merger agreement pursuant to which the Apollo Funds have agreed to acquire the Company in an all-cash transaction for $9.00 per share. The transaction values NWHM at an enterprise value of approximately $338 million.

Under the terms of the agreement, which has been unanimously approved by the NWHM Board of Directors, the Apollo Funds will commence a tender offer to acquire all outstanding shares of NWHM for $9.00 per share in cash. The purchase price represents an 85% premium to the closing stock price on July 22, 2021 of $4.86 per share and a 51% premium to the 90-day volume-weighted average price. The holders of approximately 30% of NWHM’s shares of common stock have agreed to tender their shares to the Apollo Funds pursuant to the tender offer in accordance with the terms of a support agreement.

Founded in 2009, the New Home Company is a new generation homebuilder focused on the design, construction, and sale of innovative and consumer-driven homes in key markets across California, Arizona and Colorado. The Company’s range of product offerings from entry level up through luxury homes and communities have generated significant organic growth. As homebuilders continue to consolidate amid favorable supply and demand dynamics in the U.S. housing market, this transaction is designed to give the Company greater operational and financial flexibility to scale its platform while maximizing value for shareholders.

“Over the last several years, we have transformed the company into a growing and diversified builder with operations in three states,” said H. Lawrence Webb, Executive Chairman of The New Home Company Board of Directors. “We have strengthened our balance sheet, streamlined our cost structure and repositioned our product offerings to cater to a deeper pool of buyers. Apollo’s ability to provide flexible capital and deep knowledge of the homebuilding industry will help us to accelerate the growth of our business. Following a thorough review of the opportunities available to the Company, The New Home Company Board of Directors unanimously determined that entering into this agreement is the best path forward to maximize value for shareholders.”

“As consumer demand for new homes accelerates amid limited supply, we continue to see exciting opportunities to invest in the residential housing market,” said Peter Sinensky, Partner at Apollo. “New Home’s consumer-driven approach and dedicated focus on integrating unique design and architecture has separated the Company as a best-in-class homebuilder. We are excited to work with the management team to execute on the Company’s growth strategy and provide more homes to consumers across the country.”

“I am extremely proud of our team and the progress we’ve made over the last few years in transforming the company into a more profitable, better positioned homebuilder,” said Leonard Miller, President & Chief Executive Officer of New Home. “We are excited to enter into this new chapter together with Apollo, who shares our strategic vision for New Home as a platform for delivering quality homes and communities with award-winning design and unparalleled customer experience. By joining forces with Apollo, we will have the financial flexibility to build on our recent successes and take the company to new heights.”

The closing of the transaction is subject to customary closing conditions and the tender of shares representing at least a majority of the Company’s outstanding common stock to the purchaser, an entity wholly owned by the Apollo Funds, and is expected to close in the second half of the Company’s fiscal year. Following the successful completion of the tender offer, the Apollo Funds will acquire all remaining shares not tendered in the tender offer through a second-step merger at the same price. The transaction will be financed with equity provided by the Apollo Funds and, if required, a committed debt financing package. Other than commitments in respect of a revolving credit facility, no incremental debt is expected to be raised in connection with the transaction.

Upon the completion of the transaction, NWHM will become a privately held company and shares of NWHM common stock will no longer be listed on any public market.

Citigroup Global Markets Inc. is acting as exclusive financial advisor to NWHM and Latham & Watkins LLP is acting as legal advisor to NWHM. Paul, Weiss, Rifkind, Wharton & Garrison LLP is acting as legal advisor and J.P. Morgan Securities LLC is acting as financial advisor to the Apollo Funds.

About The New Home Company

The New Home Company is a publicly traded company listed on the New York Stock Exchange under the symbol “NWHM.” It is a new generation homebuilder focused on the design, construction and sale of innovative and consumer-driven homes in major metropolitan areas within select growth markets in California, Arizona and Colorado. For more information about the Company and its new home developments, please visit the Company’s website at www.NWHM.com.

About Apollo

Apollo is a high-growth, global alternative asset manager. We seek to provide our clients excess return at every point along the risk-reward spectrum from investment grade to private equity with a focus on three business strategies: yield, hybrid and opportunistic. Through our investment activity across our fully integrated platform, we serve the retirement income and financial return needs of our clients, and we offer innovative capital solutions to businesses. Our patient, creative, knowledgeable approach to investing aligns our clients, businesses we invest in, our employees and the communities we impact, to expand opportunity and achieve positive outcomes. As of March 31, 2021, Apollo had approximately $461 billion of assets under management. To learn more, please visit http://www.apollo.com.

Important Information

The tender offer for the outstanding shares of NWHM common stock has not yet commenced. This communication is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares of NWHM common stock. The solicitation and offer to buy shares of NWHM common stock will only be made pursuant to the tender offer materials that an entity owned by funds managed by affiliates of Apollo Global Management, Inc. (“Apollo Purchaser”) intends to file with the U.S. Securities and Exchange Commission (the “SEC”). At the time the tender offer is commenced, Apollo Purchaser will file a tender offer statement on Schedule TO with the SEC, and NWHM will file a solicitation/recommendation statement on Schedule 14D-9 with respect to the tender offer. NWHM’S STOCKHOLDERS ARE ADVISED TO READ THE SCHEDULE TO (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND OTHER OFFER DOCUMENTS) AND THE SCHEDULE 14D-9, AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BEFORE THEY MAKE ANY DECISION WITH RESPECT TO THE TENDER OFFER BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES THERETO. Both the tender offer statement and the solicitation/recommendation statement will be mailed to NWHM’s stockholders free of charge. Investors and stockholders may obtain free copies of the Schedule TO and Schedule 14D-9, as each may be amended or supplemented from time to time, and other documents filed by the parties (when available) at the SEC’s web site at www.sec.gov, by contacting NWHM’s Investor Relations either by telephone at 949-382-7838, e-mail at investorrelations@nwhm.com or on NWHM’s website at www.NWHM.com.

Forward-Looking Statements

This news release includes forward-looking statements within the meaning of applicable U.S. securities laws, which reflect management’s current views and estimates regarding the ability of the parties to complete the proposed transaction and the expected timing of completion of the proposed transaction, among other matters. The words “anticipate”, “assume”, “believe”, “continue”, “could”, “estimate”, “expect”, “forecast”, “future”, “guidance”, “imply”, “intend”, “may”, “outlook”, “plan”, “potential”, “predict”, “project”, and similar terms and phrases are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. The Company cannot assure investors that future developments affecting the Company will be those that it has anticipated. Actual results may differ materially from these expectations due to uncertainties related to the timing and expected financing of the tender offer and the merger; uncertainty surrounding how many of NWHM’s stockholders will tender their shares in the tender offer; the possibility that any or all of the various conditions to the consummation of the tender offer, including the failure to receive required regulatory approvals from any applicable governmental entities, may not be satisfied or waived in a timely manner, if at all; the possibility of business disruptions due to transaction-related uncertainty; the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; and other risks and uncertainties including those identified under the heading “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, each of which are filed with the Securities and Exchange Commission (“SEC”) and available at www.sec.gov, and other filings that the Company may make with the SEC in the future. If one or more of these risks or uncertainties materialize, or if any of the Company’s assumptions prove incorrect, the Company’s actual results may vary in material respects from those projected in these forward-looking statements. Any forward-looking statement made by the Company in this news release speaks only as of the date hereof. Factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company does not undertake and specifically disclaims any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

Investor Contact:

Investor Relations

The New Home Company Inc.

(949) 382-7838

investorrelations@nwhm.com

For Apollo:

Investor Contact:

Peter Mintzberg

Head of Investor Relations

Apollo Global Management, Inc.

212 822 0528

APOInvestorRelations@apollo.com

Media Contact:

Joanna Rose

Global Head of Corporate Communications

Apollo Global Management, Inc.

212 822 0491

Communications@apollo.com